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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                   Date of report:        January 12, 2004


                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             TEXAS                     1-9645                  74-1787539
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)            File Number)           Identification No.)


  200 East Basse Road, San Antonio, Texas                         78209
 (Address of principal executive offices)                       (Zip Code)


   Registrant's telephone number, including area code       (210) 822-2828



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ITEM 5. OTHER EVENTS.

         On January 12, 2004, Clear Channel Investments, Inc. ("CCI"), a wholly-owned subsidiary of Clear Channel Communications, Inc. ("the Company"), completed the sale to Univision Communications Inc. ("Univision"), of its remaining 15,815,999 shares of Univision Common Stock at an aggregate price to CCI of $599.4 million.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CLEAR CHANNEL COMMUNICATIONS, INC.


Date: January 12, 2004         By: /s/ HERBERT W. HILL JR.
                                   ---------------------------------------------
                                   Herbert W. Hill, Jr.
                                   Sr. Vice President/Chief Accounting Officer